UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd, Suite 710, South San Francisco, CA 94080

(Address of principal executive offices)

(650) 871-0761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 18, 2020, Catalyst Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as the representative of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 4,615,384 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold to the Underwriters at the public offering price of $6.50 per share, less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 692,307 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-228970) that was filed by the Company with the Securities and Exchange Commission (“SEC”) on December 21, 2018 and declared effective by the SEC on February 14, 2019 and a related prospectus supplement.

The Company estimates that net proceeds from the Offering will be approximately $27.9 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares of common stock. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include research and development activities in its component program, clinical and manufacturing activities for MarzAA and DalcA, other research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs. The Company expects the Offering to close on June 22, 2020, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Orrick, Herrington & Sutcliffe LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01	Other Events

On June 17, 2020, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1. On June 18, 2020, the Company issued a press release announcing it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 18, 2020, by and between Catalyst Biosciences, Inc. and Raymond James & Associates, Inc., as representative of the several Underwriters named therein

5.1	Legal Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)

99.1	Press release issued by Catalyst Biosciences, Inc., dated June 17, 2020

99.2	Press release issued by Catalyst Biosciences, Inc., dated June 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: June 19, 2020	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer